UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2020

ContraFect Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36577	39-2072586
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

28 Wells Avenue, 3rd Floor, Yonkers, New York 10701

(Address of principal executive offices) (Zip Code)

(914) 207-2300

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CFRX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2020, the Board of Directors (the “Board”) of ContraFect Corporation (the “Company”) elected Lishan Aklog, M.D. to the Board to serve until the Company’s 2021 annual meeting of stockholders. Dr. Aklog was also appointed to the Board’s Audit Committee, replacing Michael J. Otto, Ph.D on the committee.

Dr. Aklog is Co-Founder, Chairman and Chief Executive Officer of PAVmed Inc. Dr. Aklog has also served as Executive Chairman of Lucid Diagnostics Inc. since its inception in 2018, as a co-founding Partner of both Pavilion Holdings Group LLC (“PHG”), a medical device holding company, since its inception in 2007, and Pavilion Medical Innovations LLC, a venture-backed medical device incubator, since its inception in 2009. Dr. Aklog previously served as Chairman and Chief Technology Officer of Vortex Medical Inc., a PHG portfolio company, from its inception in 2008 until its acquisition in October 2012 by Angiodynamics. Dr. Aklog has served as a consultant and on the advisory boards of many major medical device companies as well as innovative startups. Dr. Aklog is an inventor on 25 issued patents and over 45 patent applications, including the core patents of Vortex Medical’s AngioVac® system and the patents for a majority of PAVmed Inc.’s products. Prior to entering the medical device industry full-time in 2012, Dr. Aklog was, from 2006 to 2012, Associate Professor of Surgery, Chief of Cardiovascular Surgery and Chair of The Cardiovascular Center at St. Joseph’s Hospital and Medical Center’s Heart and Lung Institute in Phoenix, Arizona. From 2002 to 2006, Dr. Aklog was Assistant Professor of Cardiothoracic Surgery, Associate Chief of Cardiac Surgery and Director of Minimally Invasive Cardiac Surgery at Mount Sinai Medical Center in New York. From 1999 to 2002, Dr. Aklog was Assistant Professor of Surgery at Harvard Medical School, Director of the Cardiac Surgery Research Laboratory, and an attending cardiac surgeon at Brigham and Women’s Hospital in Boston.

Dr. Aklog will be entitled to receive (a) an annual cash retainer of $40,000, (b) an annual cash retainer of $7,500 for his service on the Audit Committee and (c) an initial award of options to purchase 16,000 shares of the Company’s common stock. The option award has an exercise price equal to $5.77, which was the fair market value of a share of the Company’s common stock on the date of grant, and vested and became exercisable immediately with respect to 25% of such shares and, with respect to the remaining shares, will vest and become exercisable in equal parts on each of the first three anniversaries of the date of Dr. Aklog’s election to the Board. Dr. Aklog will also enter into the Company’s standard indemnification agreement for directors and officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTRAFECT CORPORATION
Date: June 17, 2020	By:	/s/Natalie Bogdanos
Natalie Bogdanos
General Counsel and Corporate Secretary